UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2011, consistent with our policy of granting cash bonuses to our executive officers in recognition of achievement of performance milestones for the individual officer and of milestones achieved by our company as a whole, which policy is described in the section captioned “Executive Compensation—Compensation Discussion and Analysis—Analysis of Executive Compensation Components—Performance-Based Cash Bonuses/Equity Awards” of our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 4, 2010, the compensation committee of our board of directors approved 2010 performance-based cash bonuses for our executive officers. The details of the cash bonuses are included in the table set forth below:

Name	Title	2010 Performance-Based Cash Bonus
J. David Boyle II	Senior Vice President and Chief Financial Officer	$88,733
Stephen Shrewsbury, M.D.	Senior Vice President of Preclinical, Clinical and Regulatory Affairs, Chief Medical Officer	$64,946
Paul Medeiros	Senior Vice President of Business Development, Chief Business Officer	$53,978
Patrick Iversen, Ph.D.	Senior Vice President of Research and Innovation	$48,107

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

By:	/s/ J. David Boyle II
J. David Boyle II
Senior Vice President and Chief Financial Officer

Date: February 17, 2011